AGREEMENT TO PURCHASE LAND

THIS AGREEMENT TO PURCHASE LAND (“Agreement”) is made this 25th day of March, 2014 (the “Effective Date”), by and between Double Canyon Vineyards, LLC, a Delaware limited liability company (“Seller”), and Winemakers, L.L.C., a Washington limited liability company (“Purchaser”).

ARTICLE 1

DEFINITIONS

When used herein, the following terms shall have the respective meanings set forth opposite each such term:

CLOSING DATE:

30 days after mutual acceptance, or such later date as Purchaser may designate within ten (10) days of Purchaser satisfying all conditions in accordance with Article 11 of this agreement, provided these conditions are not met by April 25, 2014.  In any case, closing must occur no later than May 25, 2014 unless extended by mutual agreement.

DEPOSIT:	The sum of $42,050.00 and any and all interest earned thereon, as provided in Section 3.2.
ESCROWEE:	AmeriTitle 165 NE Estes AVE White Salmon, WA 98672 Attn: Stephanie Sattig Direct: 509-453-1965

PERMITTED TITLE EXCEPTIONS:

General real estate taxes not yet due and payable as of the Closing Date and for subsequent years along with the standard printed exceptions contained in Purchaser’s title insurance policy and any other exceptions either waived or accepted by Purchaser pursuant to Article 5 of this Agreement.

PROPERTY:

Approximately 306.75 acres of agricultural land (the “Land”) located in Klickitat County, Washington, as described in Exhibit A attached hereto, together with the Water Rights, and all other privileges, rights, easements, hereditaments, and appurtenances thereto belonging; and all right, title and interest of the titleholder thereon in and to any rights-of-way included therein or adjacent thereto.

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SURVEY:	The most recent survey of the Property in Seller’s possession, dated February 21, 2006, and prepared by Taylor Engineering, Inc.
TITLE COMMITMENT:

A commitment for an ALTA Owner’s Title Insurance Policy for the Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Property on or after the date hereof, showing Seller as owner of the Property in fee simple, subject only to the Permitted Title Exceptions, and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at closing and which Seller shall so remove.

TITLE INSURER:	Chicago Title Insurance Company

WATER RIGHTS:

Permits or certificates and/or pending applications for the transfer, assignment or amendment of permits or certificates to divert public waters of the State of Washington, including the Columbia River John Day Pool, and to make use of such waters on the Land.  Specifically, WA Department of Ecology surface water permit number S4-25639 (FF) P providing for 1,213.65 acre feet of water to be used from February 1 to November 15 for irrigation of 306.75 acres, priority date 4/22/1977.  Filed Proof of Appropriation of Water with the Department of Ecology under this permit on 2/9/2010 in an amount of 1,060 acre feet on 265 acres.

WATER MANAGEMENT AGREEMENT:

An agreement in form and substance satisfactory to Purchaser with Carma Irrigation Company providing for the delivery of water to, and maintenance of the lines and equipment now or hereinafter located on the Land.

WATER TRANSFER AGREEMENT:	An agreement in form and substance satisfactory to Purchaser and Seller providing for the allocation of Water Rights to, and transfer of rights of ownership in Carma Irrigation Company, to Purchaser.

ARTICLE 2

PURCHASE AND SALE

Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property at the Purchase Price on all of the terms and covenants and conditions set forth in this Agreement.

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ARTICLE 3

PURCHASE PRICE

3.1Purchase Price. The Purchase Price for the Property shall be Four Million Two Hundred Five Thousand and No/100 Dollars ($4,205,000.00). The Purchase Price is payable in cash or by wire transfer of good funds by Purchaser on the Closing Date.

3.2Deposit. Upon the execution of this Agreement by Purchaser and Seller, Purchaser shall deposit into escrow with Escrowee the sum of Forty Two Thousand Fifty Dollars ($42,050.00), which funds shall be immediately deposited by Escrowee in a federally insured interest-bearing account acceptable to Purchaser. Interest on such funds shall accrue for the benefit of Purchaser. Such funds, together with all interest accrued thereon, shall hereafter be collectively referred to as the “Deposit”. Upon Closing, the Deposit shall be paid to Seller as part of the Purchase Price. If Purchaser fails to close this transaction solely as a result of Purchaser’s default in the performance of its obligations under this Agreement, then the Deposit shall be paid to Seller as liquidated damages as provided in Section 11.3.

ARTICLE 4

SURVEY

Seller shall deliver the Survey to Purchaser within three (3) days of the Effective Date hereof. Purchaser may, at its sole cost and expense, obtain and review a current survey of the Property within the Inspection Period. The Survey shall show no encroachments onto the Property from any adjacent property, no encroachments by or from the Property onto any adjacent property, and no violation of any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation or any exceptions to title or any matter indicating possible rights of third parties other than the Permitted Title Exceptions, Seller shall have thirty (30) days from the date of delivery thereof to have all such encroachments, violations and unpermitted exceptions removed from the Title Commitment by the Title Insurer and to provide evidence thereof to Purchaser and the Closing Date shall be extended to allow Seller to remove such encroachments, violations or unpermitted exceptions. If Seller fails to have the same removed from the Title Commitment, Purchaser may elect to (i) terminate this Agreement, in which event the Deposit shall forthwith be returned to Purchaser, or (ii) accept the Property subject only to those encroachments, violations and unpermitted exceptions as the Title Insurer is unable to remove. In addition, Purchaser may pursue such other rights or remedies it may have hereunder, at law or in equity.

ARTICLE 5

TITLE COMMITMENT

Within five (5) days of the Effective Date, Seller shall cause Escrowee to deliver the Title Commitment to Purchaser, at Seller’s sole cost and expense. If the Title Commitment discloses

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exceptions to title other than the Permitted Title Exceptions, Purchaser shall deliver written notice to Seller on or before expiration of the Inspection Period as defined in Section 11.1, and Seller shall have fourteen (14) days from the date of receipt of such notice to have all such exceptions removed from the Title Commitment and to provide evidence thereof to Purchaser and the Closing Date shall be extended to allow Seller to remove such exceptions. If Seller fails to have all such exceptions removed within such period, Purchaser may elect to (i) terminate this Agreement, in which event the Deposit shall be forthwith returned to Purchaser, or (ii) accept title subject only to the Permitted Exceptions and those of such unpermitted exceptions as the Title Company has not removed as aforesaid with the further right (a) to deduct from the Purchase Price amounts secured by any unpermitted lien or encumbrance of a definite or ascertainable amount, or (b) cause the Title Insurer to issue its endorsement insuring against damage caused by any such unpermitted exception and deduct from the Purchase Price the cost of the premiums and security provided for said endorsement, as the case may be. On the Closing Date, Seller shall cause the Title Insurer to issue an owner’s title insurance policy (herein a “Title Policy”) at Seller’s expense and in accordance with the Title Commitment, insuring fee simple title to the Property in the Purchaser, subject only to the Permitted Title Exceptions and such other exceptions as Purchaser may approve pursuant to clause (ii) above. Seller shall bear the cost of the Title Policy. Purchaser will pay for the cost of any special endorsements to such title insurance policy requested by Purchaser and for the cost of extended coverage over such general exceptions in such Title Policy which may be required by Purchaser.

ARTICLE 6

POSSESSION, PRORATIONS AND EXPENSES

6.1Possession. Sole and exclusive possession of the Property, subject to the Permitted Title Exceptions, shall be delivered to Purchaser on the Closing Date.

6.2Prorations. General and special real estate and other ad valorem taxes and assessments and other state or city taxes, fees, charges and assessments affecting the Property shall be prorated as of the Closing Date on the basis of one hundred ten percent (110%) of the most recent ascertainable amounts of, or other reliable information in respect to, each such item, and the net credit to Purchaser or Seller shall be paid in cash on the Closing Date. Any such taxes prorated on an estimated basis on the Closing Date shall be reprorated by the parties when the actual amount of such item becomes known. Notwithstanding the foregoing to the contrary, to the extent that any final taxes or assessments can be determined as of the Closing Date, such items shall be prorated without any adjustments and such proration shall be final.

6.3Expenses. Seller shall be responsible for the payment of all sales, use and transfer taxes, fifty percent (50%) of all escrow fees, and all standard title insurance premiums and charges for the issuance of the Title Policy, except for the cost of any special endorsements and any extended coverage to the Title Policy, which shall be paid by Purchaser. Purchaser shall be responsible for the payment of all recording fees and fifty percent (50%) of all other escrow fees. The fees and expenses of Seller’s designated representatives, accountants and attorneys shall be borne by Seller, and the fees and

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expenses of Purchaser’s designated representatives, accountants and attorneys shall be borne by Purchaser.

ARTICLE 7

AFFIRMATIVE COVENANTS OF SELLER

7.1Maintenance of the Property. At all times prior to Closing Date, Seller shall maintain the Property free from waste and neglect and shall keep and perform or cause to be performed all obligations of the Property owner or its agents under applicable federal, state, county and municipal laws, ordinances, regulations, orders and directives. Seller, during such time, shall maintain their existing crops in a manner commensurate with good and husbandman-like farming practices prevailing in the surrounding geographic area; provided however, that Seller shall not plant or maintain any potatoes on the Land; and further provided that such maintenance shall be subject to any other agricultural lease or farm services agreement that the parties (or their affiliates) may hereinafter enter into with one another.

7.2Transactions and Encumbrances Affecting the Property. From the date hereof to the Closing Date, Seller shall not do, suffer or permit, or agree to do, any of the following:

(a)Enter into any transaction in respect to or affecting the Property out of the ordinary course of business; or

(b)Sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser’s interest under this Agreement or in or to the Property or which will prevent Seller’s full performance of its obligations hereunder.

7.3Purchaser’s Access to the Property. Seller shall permit representatives, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser access to, and entry upon, the Property to examine, inspect, measure and test the Property for the purposes set forth in Section 11.1 hereof and for all other reasonable purposes.

7.4Seller’s Delivery of Materials. Seller shall deliver to Purchaser not later than five (5) days following the Effective Date true, correct and complete copies of the following (together with the Survey and the Title Commitment, the “Investigation Materials”):

(a)All documents evidencing the title exceptions referenced or to be referenced on the Title Commitment;

(b)The most recent real estate tax bills pertaining to the Property; and

(c) Any soil tests pertaining to the Property in Seller’s possession; and

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(d)Any and all permits, certificates, records of water use and other documents that pertain to the Water Rights and availability thereof for use on the Land.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1Seller’s Representations. Seller hereby represents and warrants to Purchaser as follows:

(a)There are no parties with rights to purchase or lease all or any part of the Property, or such leases shall be terminated on or before the Closing Date, nor any party in possession of any part of the Property as lessee, tenant at will, tenant at sufferance or trespasser.

(b) There is no litigation, action or proceeding threatened or pending with respect to all or any portion of the Property. To the best of Seller’s knowledge, there is no present plan or study by any governmental authority, agency or employee thereof, or with any private party, entity or employee thereof, which in any way challenges, affects or would challenge or affect the continued authorization of the present use and operation of the Property or any street or road servicing or adjacent to the Property.

(c)There are no existing or, to the best of Seller’s knowledge, proposed or contemplated condemnation or eminent domain proceedings or any other claim or litigation against or affecting or which would affect the Property or any portion thereof in any way whatsoever. There are no presently pending or, to the best of Seller’s knowledge, planned public improvements which will result in any charge being levied or assessed against, or will result in the creation of any lien upon the Property.

(d)Seller has received no notice and has no knowledge that any governmental authority, agency or employee thereof considers the present use or operation of the Property to violate any proposed law or ordinance.

(e)Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefore have been duly and fully taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms, and the transaction contemplated hereby will not result in a breach of, or constitute a default or permit acceleration of maturity under, any indenture, mortgage, deed of trust, loan agreement or other agreement to which

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Seller or the Property is subject or by which Seller or the Property is bound.

(f)Seller is not in default with respect to any of its obligations or liabilities pertaining to the Property, nor are there any facts or circumstances or conditions or events which, but for notice or lapse of time or both, would constitute or result in any such default, nor has Seller any reason to believe that there is likely to be a default or breach in the future with respect to such obligations or liabilities.

(g)To the best of Seller’s knowledge, there are no commitments to or agreements with any federal, state, regional, local or other governmental authority or agency that will affect the Property after Closing which is not a Permitted Exception.

(h)There are no facts or circumstances not disclosed to Purchaser of which Seller has knowledge and which have or could have a material adverse effect upon the Property. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same.

(i) Seller shall lend, both before and after closing, all reasonable assistance necessary for Purchaser to secure the necessary Water Rights, including, but not limited to, furnishing documents or testimony or both in support of any application by Purchaser to the State of Washington for the transfer, assignment or amendment of existing water rights.

8.2Indemnity by Seller. Seller hereby indemnifies and agrees to defend and hold Purchaser harmless from and against any and all loss, damage, liability and expense (including without limitation reasonable attorneys’ fees and other litigation expenses) which Purchaser may suffer, sustain or incur as a result of any misrepresentation, or breach of warranty or agreement, made by Seller under or in respect to this Agreement or any document or instrument executed or to be executed by or on behalf of Seller pursuant to this Agreement or in furtherance of the transaction contemplated hereby.

8.3Seller’s Covenant. Seller shall notify Purchaser promptly if Seller becomes aware of any transaction, occurrence or matter prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 8.1 untrue in any material respect.

ARTICLE 9

ENVIRONMENTAL MATTERS

9.1Environmental Definitions. The term “Hazardous Materials” shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Washington, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a “hazardous waste”, “hazardous material”, “hazardous substance”, “extremely hazardous waste”, or “restricted hazardous waste” under any provision of Washington law, (ii) petroleum, (iii)

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asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. § 1251 et seq. (33 U.S.C. § 1317), (vii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (viii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). The term “Environmental Laws” shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

9.2Environmental Indemnity. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its grantees from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties and expenses, including reasonable attorneys’ fees and expenses, consultants’ fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by Purchaser and its grantees as a result of any matter, condition or state of fact involving Environmental Laws or Hazardous Materials which existed on or arose prior to the Closing Date and which failed to comply with (i) the Environmental Laws in effect as of the Closing Date of (ii) any existing common law theory based on nuisance or strict liability in existence as of the Closing Date, regardless of whether or not Seller had knowledge of same as of the Closing Date.

9.3No Notices. Seller has received no notice that the Property or any part thereof is, and, to the best of its knowledge and belief, no part of the Property is located within an area that has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers or any other governmental body as being subject to special hazards.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES OF PURCHASER

10.1Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

(a)All representations and warranties of Purchaser appearing in the other Articles and Sections of this Agreement are true and correct.

(b)Purchaser has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Purchaser pursuant hereto, and all required actions and approvals therefore have been duly taken and obtained. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in

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accordance with their respective terms.

10.2Indemnity by Purchaser. Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from and against any and all loss, damages, liability and expense (including without limitation reasonable attorneys’ fees and other litigation expenses) which Seller may suffer, sustain or incur as a result of any misrepresentation, or breach of warranty or agreement, made by Purchaser under or in respect to this Agreement or any document or instrument executed or to be executed by or on behalf of Purchaser pursuant to this Agreement or in furtherance of the transaction contemplated hereby.

10.3Purchaser’s Consent. Purchaser shall notify Seller promptly if Purchaser becomes aware of any transaction, occurrence or matter prior to the Closing Date which would make any of the Representations or warranties of Purchaser contained in Section 10.1 untrue in any material respect.

ARTICLE 11

CONDITIONS PRECEDENT AND TERMINATION

11.1Conditions Precedent. The obligation of Purchaser to close the transaction contemplated hereby is subject to Purchaser’s satisfying itself within seven (7) days prior to the Closing Date (the “Inspection Period”) that the Property is acceptable to Purchaser in its sole discretion. If Purchaser, in its sole discretion, determines that the Property is unacceptable to it for any reason whatsoever, Purchaser may elect to terminate this Agreement by notice given to Seller not later than the last day of the Inspection Period, in which event the Deposit shall forthwith be returned to Purchaser, and thereupon neither party shall have any further rights or obligations hereunder.

11.2Termination by Purchaser. The obligation of Purchaser to close the transaction contemplated hereby is further subject to (i) the execution and delivery by all appropriate parties on or prior to the closing under this Agreement of the Water Transfer Agreement and the Water Management Agreement, and (ii) all representations and warranties of Seller contained in this Agreement being true and correct as of the date of this Agreement and the Closing Date, and (iii) all obligations of Seller which were to have been performed on or before the Closing Date having been timely and duly performed. Upon failure of any condition precedent as set forth in this Article 11, Purchaser may, by notice to Seller, elect at any time thereafter and on or prior to the Closing Date to terminate this Agreement, without waiver or release of any of its remedies for default, or to seek specific performance of this Agreement.

11.3Termination by Seller. The obligation of Seller to close the transaction contemplated hereby is subject to all obligations of Purchaser which were to have been performed on or before the Closing Date having been timely and duly performed. If any condition precedent to closing of Seller as set forth in this Article 11 has not been fulfilled and satisfied on or before the Closing Date, Seller may, by notice to Purchaser, elect at any time thereafter and on or before the Closing Date to terminate this Agreement, and if such termination is due to Purchaser’s fault, Seller, as liquidated damages and as Seller’s sole

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and exclusive remedy, shall retain the Deposit as liquidated damages in lieu of all other remedies at law or equity.

ARTICLE 12

BROKERAGE COMMISSIONS

Purchaser represents and warrants to Seller that Purchaser has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction and that Purchaser has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to this transaction. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or party in connection with this transaction, other than Exvere, Inc. (the “Disclosed Broker for Seller”), and that Seller has not taken any action which would result in any other real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to this transaction. Each party hereby indemnifies, protects, defends and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party from a breach of the representation and warranty made by such party herein. If, as and when Closing actually occurs and the full amount of the Purchase Price is received by Seller, Seller agrees to pay the Disclosed Broker for Seller, acting as the Seller’s Broker, a commission in accordance with a separate written agreement by and between Seller and the Disclosed Broker for Seller. The provisions of this Article shall survive the Closing and termination of this Agreement.

ARTICLE 13

CONDEMNATION

If, after the date of this Agreement and prior to the Closing Date, all or any material portion (in the judgment of Purchaser) of the Property is taken by exercise of the power of eminent domain, or any proceedings are threatened or instituted to effect such a taking, Seller shall immediately give Purchaser notice of such occurrence, and Purchaser may, within fifteen (15) days after receipt of such notice, elect either (i) to terminate this Agreement, in which event the Deposit shall be forthwith returned to Purchaser, and all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (ii) to close the transaction contemplated hereby as scheduled (except that if the Closing Date is sooner than fifteen (15) days following Purchaser’s receipt of such notice, closing shall be delayed until Purchaser makes such election), in which event Seller shall assign and/or pay to Purchaser at closing all condemnation awards or other damages collected or claimed with respect to such taking.

ARTICLE 14

CLOSING

14.1Closing. The transaction contemplated hereby shall close at 9:00 a.m. on the Closing

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Date at the offices of Escrowee through an escrow with the Escrowee, or on such other date, time and place as the parties may mutually agree.

14.2Seller’s Deposits. On the Closing Date, Seller shall deliver to the Escrowee the following closing documents:

(a)Seller’s special warranty deed in the form attached hereto as Exhibit B conveying to Purchaser or Purchaser’s nominee, fee simple title to the Property, subject only to the Permitted Title Exceptions and those other exceptions which Purchaser has agreed to take title subject to in accordance with Sections 4.1 and 5.1 above;

(b)Seller’s certificate under Section 1445 of the Internal Revenue Code (the “Code”) to the effect that Seller is a non-foreign entity, or if Seller is a disregarded entity (as determined pursuant to the Code), that Seller’s owners are each non-foreign entities;

(c)The executed Water Transfer Agreement;

(d)The executed Water Management Agreement;

(e)Transfer of Surface Water Permit S4-25639 (FF) P; and

(f)Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser or the Title Insurer to fully effect and consummate the transactions contemplated hereby.

14.3Approval of Closing Documents. All closing documents to be furnished by Seller or Purchaser pursuant hereto shall be in form, execution and substance reasonably satisfactory to both Purchaser and Seller.

14.4Purchaser’s Deposits. On the Closing Date, Purchaser shall deliver the following to the Escrowee:

(a)The balance of the Purchaser Price as provided in Section 3.1; and

(b)Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser or the Title Insurer to fully effect and consummate the transactions contemplated hereby.

ARTICLE 15

REMEDIES

15.1Seller’s Remedies. PURCHASER AND SELLER AGREE THAT IN THE EVENT OF A DEFAULT BY PURCHASER IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER SUCH THAT PURCHASER FAILS TO CLOSE IN BREACH OF ITS

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OBLIGATION TO DO SO, SELLER’S SOLE REMEDY SHALL BE TO RETAIN THE DEPOSIT. PURCHASER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE IN SUCH EVENT, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE AS A RESULT OF A BREACH BY PURCHASER AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE HEREOF. SELLER UNDERSTANDS AND AGREES THAT ITS RETENTION OF THE DEPOSIT SHALL BE IN LIEU OF ANY OTHER RELIEF TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY VIRTUE OF THIS AGREEMENT OR UNDER LAW OR IN EQUITY, INCLUDING ANY RIGHT TO AN ACTION FOR SPECIFIC PERFORMANCE, AND SELLER WAIVES AND RELEASES ALL CLAIMS, REMEDIES AND CAUSES OF ACTION, WHETHER AT LAW OR IN EQUITY, ARISING FROM PURCHASER’S FAILURE TO CLOSE IN BREACH OF ITS OBLIGATIONS TO DO SO.

ACCEPTED AND AGREED TO:

__________________________________

Seller’s InitialsPurchaser’s Initials

15.2Purchaser’s Remedies. If this transaction shall not be closed because of a material default of Seller and failure of Seller to convey title as required under this Agreement, then Purchaser may either: (i) terminate this Agreement, in such case the Deposit shall, upon Purchaser's election, be refunded to Purchaser on demand, after which this Agreement shall be null and void and neither Seller nor Purchaser shall have any further rights or obligations hereunder; or (ii) Purchaser shall have the right to sue for specific performance of this Agreement. The option selected by Purchaser shall be Purchaser's sole and exclusive remedy, and in no event shall Purchaser be entitled to damages.

ARTICLE 16

NOTICES

Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally with a receipt requested therefore or by electronic transmission or sent by a recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective (i) upon receipt or refusal if delivered personally or by electronic mail; (ii) one (1) business day after depositing with such an overnight courier service; or (iii) two (2) business days after deposit in the mails if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith. All notices by telecopy shall be subsequently confirmed by personal delivery, U.S. certified or

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registered mail or recognized overnight courier service.

If to Purchaser:

Winemakers, L.L.C.

1410 Lakeside Court, Suite 109

Yakima, WA 98902

Attn: Paul D. Lukas

Email: pauld@winemakersllc.com

If to Seller:

Double Canyon Vineyards, LLC

5901 Silverado Trail

Napa, CA 94558

Attn: Patrick DeLong

Email: pat.delong@crimsonwinegroup.com

With a copy to:

Brad Merrill, Esq.

Snell & Wilmer, L.L.P.

15 W. South Temple, Suite 1200

Salt Lake City, Utah 84101

Email: bmerrill@swlaw.com

ARTICLE 17

MISCELLANEOUS

17.1Entire Agreement, Amendments and Waivers. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby. Time is of the essence of this Agreement.

17.2Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

17.3Survival. Purchaser and Seller expressly acknowledge and agree that neither party has any obligations with respect to the Property that survive the Closing, except as specifically set forth herein.

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17.4No Third Party Benefits and Assignment. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder. Purchaser may not assign this Agreement, nor may any of Purchaser's rights hereunder be transferred in any manner to any person or entity, without Seller's specific prior written consent, which consent may not be unreasonably withheld by Seller; except, however, that Purchaser shall have the right to assign this Agreement, without Seller's consent, to an entity owned and controlled by Purchaser or those that directly hold the ownership interests in Purchaser. If Purchaser assigns this Agreement pursuant to the terms hereof: (a) the assignee shall be liable (jointly and severally with assignor) for all of Purchaser's obligations hereunder; (b) the assignor (i.e., the original Purchaser hereunder) shall remain obligated (but jointly and severally with assignee) with respect to all of Purchaser's obligations hereunder until the closing of the transaction contemplated hereunder; and (c) the assignor and any assignee shall execute and deliver to Seller an agreement of assignment and assumption confirming compliance with the provisions hereof.

17.5Headings. The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

17.6Holidays Whenever, under the terms of this Agreement, the time for performance of a covenant or condition falls on a Saturday, Sunday or legal holiday in the State of Washington, such time for performance shall be extended to the next business day. Otherwise all references herein to “days” shall mean calendar days.

17.7Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

17.8Disclosure to Internal Revenue Service. Each of Seller and Purchaser agree to cooperate fully with the other in completing or filing any disclosure documents or in otherwise satisfying any disclosure requirements of the Internal Revenue Code of 1986, including but not limited to Section 6054(e) thereof.

17.9Confidentiality. Neither party shall publicly disclose any information or issue any press releases concerning the transaction contemplated herein except as required by law. A party, however, may disclose information concerning this transaction to its lenders, investors, purchasers, assigns, consultants, contractors, architects, engineers and advisors.

17.10Exhibits and Schedules. The Exhibits and Schedules to this Agreement are hereby made a part of this Agreement as if set forth in full herein. The parties acknowledge that each Exhibit and Schedule attached to this Agreement shall relate to and modify all of the representations and warranties herein contained, whether or not such representations and warranty bears the same section number as the number appearing on any such Exhibit or Schedule.

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17.11Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

17.12Governing Law and Attorney Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington. In the event of any litigation between the parties hereto arising out of this Agreement or the transaction contemplated hereunder, the prevailing party in such litigation shall be entitled to recover its reasonable attorney fees and other costs and expenses for such litigation from the other party.

17.13Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

17.14Electronic Signatures. The facsimile or other electronic transmission of this Agreement and retransmission of any signed original shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile or electronically transmitted signatures by signed original document.

17.15Exchange. Purchaser acknowledges that Seller may complete an IRS Code § 1031 Tax Deferred Exchange in connection with this transaction. The Seller’s rights and obligations under this Agreement may be assigned to an accommodator of Seller’s choice for the purpose of completing such an exchange. Purchaser agrees to cooperate with Seller and the accommodator in order to complete such an exchange; provided that such exchange and Purchaser’s cooperation results in no attendant delay in the closing of escrow, no additional expense or liability to Purchaser and no obligation of Purchaser to take title to any property other than the Land.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures.

PURCHASER:SELLER:

Winemakers, L.L.C.Double Canyon Vineyards, LLC

By:/s/ Paul D. LukasBy:/s/ Patrick DeLong

Paul D. Lukas, ManagerPatrick DeLong, CFO and COO

Date:March 25, 2014Date:March 26, 2014

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EXHIBIT A

LEGAL DESCRIPTION

The south half of Section 35, township 5 North, Range 23 East Willamette Meridian, County of Klickitat, State of Washington, excepting therefrom, Lot 1, Short Plat Number SP-2004-16, according to the plat thereof, recorded in Book 2, Page 647, Klickitat County Short Plat Records.

APPURTENANCES

60 Amp Disconnect

1,731 feet of 12” 160 psi PCV pipe from Booster Pump to C-21 buries with 3-phase power

2,576 feet of 10” 160 psi PCV pipe from C-21 to C-22 buried with 3-phase power

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EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

Filed for record at the request of

and when recorded return to:

___________________________

___________________________

___________________________

___________________________

SPECIAL WARRANTY DEED

THE GRANTOR, [GRANTOR NAME], a [entity type] (“Grantor”), having its principal place of business at [address], for Ten Dollars and other valuable consideration, in hand paid, bargains, sells and conveys to [GRANTEE NAME], a [entity type] (“Grantee”), having its principal place of business at [address], that certain real property legally described on the attached Exhibit A (the “Property”), SUBJECT TO all matters provided on Exhibit B attached hereto (the “Permitted Exceptions”).

Grantor hereby binds itself, its successors and assigns, and does by these presents expressly limit the covenants of the deed to those herein expressed and excludes all covenants arising or to arise by statutory or other implication, and does hereby warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against any person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise, and subject to the Permitted Exceptions.

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2

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Executed this ___ day of ________________, 2013.

[GRANTOR NAME], a [entity type]

By

Printed Name

Its

STATE OF]

]  SS.

COUNTY OF]

On this ____ day of ______________, 200__, before me personally appeared _______________________, to me known to be the ______________________________ of [Grantor Name], a [entity type], the person who executed the foregoing instrument, and acknowledged that the seal affixed thereto is the seal of said [entity type], and that said instrument was signed on behalf of said [entity type] as its free and voluntary act and deed for the uses and purposes therein mentioned.

Given under my hand and official seal the day and year last above written.

[SEAL]

Notary Public for _____________________________

Residing at: _____________________________

My Commission Expires: _________________________

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EXHIBIT A

LEGAL DESCRIPTION

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EXHIBIT B

PERMITTED EXCEPTIONS

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